GUARANTY OF PAYMENT

This GUARANTY OF PAYMENT dated as of December 20, 2018 (this “Guaranty”), is executed by GLOBAL SELF STORAGE, INC., a Maryland corporation (the “Guarantor”), to and for the benefit of TCF NATIONAL BANK, a national banking association (the “Lender”).
R E C I T A L S:
A. The Lender has agreed to make a loan in the maximum principal amount of Ten Million and 00/100 Dollars ($10,000,000.00) (the “Loan”) to SSG MILLBROOK LLC, a New York limited liability company (“SSG Millbrook”), SSG CLINTON LLC, a New York limited liability company (“SSG Clinton”), SSG FISHERS LLC, a Delaware limited liability company (“SSG Fishers”), and SSG LIMA LLC, a Delaware limited liability company (“SSG Lima”) (SSG Millbrook, SSG Clinton, SSG Fishers, and SSG Lima are individually, collectively, jointly and severally and together with each of their permitted successors and assigns referred to herein as the “Borrower”) pursuant to the terms and conditions of that certain Revolving Credit Loan Agreement dated as of even date herewith between the Lender and the Borrower (the “Loan Agreement”).  All terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.
B. As a condition precedent to the Lender’s extension of the Loan to the Borrower and in consideration therefor, the Lender has required the execution and delivery of (i) this Guaranty by the Guarantor, (ii) that certain Promissory Note dated even date herewith, executed by the Borrower and made payable to the order of the Lender (the “Note”), evidencing the Loan, (iii) that certain (a) Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents with respect to the New York Premises (the “New York Mortgage”), (b) Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents with respect to the Connecticut Premises (the “Connecticut Mortgage”), (c) Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents with respect to the Indiana Premises (the “Indiana Mortgage”), and (d) Open-End Mortgage, Security Agreement, Fixture Filing and Assignment of Leases and Rents with respect to the Ohio Premises (the “Ohio Mortgage”, and collectively with the New York Mortgage, the Connecticut Mortgage, and the Indiana Mortgage, the “Mortgage”), all of even date herewith, executed by each applicable Borrower to and for the benefit of the Lender, in each case encumbering the real property, improvements and personalty described therein (in each case, the “Premises”), and (iv) the other Loan Documents (as defined in the Loan Agreement). All initially capitalized terms used herein not otherwise defined herein shall have the meanings ascribed to such provision in the Loan Agreement.
C. The Guarantor is a member of each Borrower and, having a financial interest in the Premises, has agreed to execute and deliver this Guaranty to the Lender.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Guarantor hereby agrees as follows:
A G R E E M E N T S:
1. Guaranty of Payment.  The Guarantor hereby unconditionally, absolutely and irrevocably guaranties to the Lender, subject to all notice and cure periods, the punctual payment and performance when due, whether at stated maturity or by acceleration or otherwise, of the indebtedness and other obligations of the Borrower to the Lender evidenced by the Note and any other amounts that may become owing by the Borrower under the Loan Documents (such indebtedness, obligations and other amounts guaranteed hereby are hereinafter referred to as the “Obligations”).  This Guaranty is a present and continuing guaranty of payment and not of collectability, and the Lender shall not be required to prosecute collection, enforcement or other remedies against the Borrower or any other guarantor of the Obligations, or to enforce or resort to any collateral for the repayment of the Obligations or other rights or remedies pertaining thereto, before calling on the Guarantor for payment.  If for any reason the Borrower shall fail or be unable to pay, punctually and fully, any of the Obligations, the Guarantor shall pay such obligations to the Lender in full promptly upon demand.  One or more successive actions may be brought against the Guarantor, as often as the Lender deems advisable, until all of the Obligations are paid and performed in full.
2. Intentionally Omitted.
3. Continuing Guaranty.  The Guarantor agrees that performance of the Obligations by the Guarantor shall be a primary obligation, shall not be subject to any counterclaim, set-off, abatement, deferment or defense based upon any claim that the Guarantor may have against the Lender, the Borrower, any other guarantor of the Obligations or any other person or entity, and shall remain in full force and effect until the Indebtedness is repaid to Lender (except as expressly set forth herein) without regard to, and shall not be released, discharged or affected in any way by, any circumstance or condition (whether or not the Guarantor shall have any knowledge thereof), including without limitation:
(a)	any lack of validity or enforceability of any of the Loan Documents;
(b)
any termination, amendment, modification or other change in any of the Loan Documents, including, without limitation, any modification of the interest rate(s) described therein, except to the extent that any such termination, amendment, modification or change to the Loan Documents changes the Guarantor’s obligations thereunder;

(c)	any furnishing, exchange, substitution or release of any collateral securing repayment of the Loan, or any failure to perfect any lien in such collateral;
(d)
any failure, omission or delay on the part of the Borrower, the Guarantor, any other guarantor of the Obligations or the Lender to conform or comply with any term of any of the Loan Documents or any failure of the Lender to give notice of any Event of Default (as defined in the Note) to Guarantor;

(e)
any waiver, compromise, release, settlement or extension of time of payment or performance or observance of any of the obligations or agreements contained in any of the Loan Documents which does not expressly extend to Guarantor;

(f)
any action or inaction by the Lender under or in respect of any of the Loan Documents, any failure, lack of diligence, omission or delay on the part of the Lender to perfect, enforce, assert or exercise any lien, security interest, right, power or remedy conferred on it in any of the Loan Documents, or any other action or inaction on the part of the Lender;

(g)
any voluntary or involuntary bankruptcy, insolvency, reorganization, arrangement, readjustment, assignment for the benefit of creditors, composition, receivership, liquidation, marshalling of assets and liabilities or similar events or proceedings with respect to the Borrower, the Guarantor or any other guarantor of the Obligations, as applicable, or any of their respective property or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

(h)
any merger or consolidation of the Borrower into or with any entity, or any sale, lease or transfer of any of the assets of the Borrower, the Guarantor or any other guarantor of the Obligations to any other person or entity;

(i)
any change in the ownership of the Borrower or any change in the relationship between the Borrower, the Guarantor or any other guarantor of the Obligations, or any termination of any such relationship;

(j)	any release or discharge by operation of law of the Borrower, the Guarantor or any other guarantor of the Obligations from any obligation or agreement contained in any of the Loan Documents; or
(k)
except as expressly agreed to by the Lender, any other occurrence, circumstance, happening or event, whether similar or dissimilar to the foregoing and whether foreseen or unforeseen, which otherwise might constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which otherwise might limit recourse against the Borrower or the Guarantor to the fullest extent permitted by law.

4. Waivers.  The Guarantor expressly and unconditionally waives, except as may be required under the Loan Documents or are unwaiveable under Applicable Law (i) notice of any of the matters referred to in Section 3 above, (ii) all notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against the Guarantor, including, without limitation, any demand, presentment and protest, proof of notice of non-payment under any of the Loan Documents and notice of any Event of Default or any failure on the part of the Borrower, the Guarantor or any other guarantor of the Obligations to perform or comply with any covenant, agreement, term or condition of any of the Loan Documents, (iii) any right to the enforcement, assertion or exercise against the Borrower, the Guarantor or any other guarantor of the Obligations of any right or remedy conferred under any of the Loan Documents, (iv) any requirement of diligence on the part of any person or entity, (v) any requirement on the part of the Lender to exhaust any remedies or to mitigate the damages resulting from any default under any of the Loan Documents, and (vi) any notice of any sale, transfer or other disposition of any right, title or interest of the Lender under any of the Loan Documents.
5. Subordination.  The Guarantor agrees that any and all present and future debts and obligations of the Borrower to the Guarantor incurred before or during the Term of the Loan are hereby subordinated to the claims of the Lender and are hereby assigned by the Guarantor to the Lender as security for the Obligations and the obligations of the Guarantor under this Guaranty.
6. Subrogation Waiver.  Until the Obligations are paid in full and all periods under applicable bankruptcy law for the contest of any payment by the Guarantor or the Borrower as a preferential or fraudulent payment have expired, the Guarantor knowingly, and with advice of counsel, waives, relinquishes, releases and abandons all rights and claims to indemnification, contribution, reimbursement, subrogation and payment which the Guarantor may now or hereafter have by and from the Borrower and the successors and assigns of the Borrower, for any payments made by the Guarantor to the Lender, including, without limitation, any rights which might allow the Borrower, the Borrower’s successors, a creditor of the Borrower, or a trustee in bankruptcy of the Borrower to claim in bankruptcy or any other similar proceedings that any payment made by the Borrower or the Borrower’s successors and assigns to the Lender was on behalf of or for the benefit of the Guarantor and that such payment is recoverable by the Borrower, a creditor or trustee in bankruptcy of the Borrower as a preferential payment, fraudulent conveyance, payment of an insider or any other classification of payment which may otherwise be recoverable from the Lender.
7. Reinstatement.  The obligations of the Guarantor pursuant to this Guaranty shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment of any of the Obligations or the obligations of the Guarantor under this Guaranty is rescinded or otherwise must be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Guarantor or the Borrower or otherwise, all as though such payment had not been made.
8. Financial Statements.  The Guarantor represents and warrants to the Lender that (a) the financial statements of the Guarantor previously submitted to the Lender are true, complete and correct in all material respects, disclose all actual and contingent liabilities, and fairly present the financial condition of the Guarantor, and do not contain any untrue statement of a material fact or omit to state a fact material to the financial statements submitted or this Guaranty, and (b) no material adverse change has occurred in the financial statements from the dates thereof until the date hereof.  The Guarantor covenants and agrees to furnish to the Lender or its authorized representatives reasonable information regarding the business affairs, operations and financial condition of the Guarantor, including, but not limited to the financial statements and information required in Section 7.5(d) of the Loan Agreement.  As required in Section 7.5(e) of the Loan Agreement, the Guarantor also shall deliver to Lender, together with the afore-described financial statements, a Guarantor Compliance Certificate in the form attached hereto as Exhibit A.
9. Guarantor Financial Covenants.  Guarantor shall at all times comply with the Guarantor’s Financial Covenants.
10. Transfers; Sales, Etc.  Except as otherwise provided herein, Guarantor shall not sell, lease, transfer, convey or assign any of its assets, unless such sale, lease, transfer, conveyance or assignment is performed in the ordinary course of its business and in compliance with Applicable Law (including, without limitation, the acquisition and sale of real property or interests in entities owning real property, issuance of stock, raising capital, guaranteeing obligations of affiliates, and entry into joint venture agreements), and will not have a material adverse effect on the Guarantor’s ability to perform its obligations hereunder.  In addition, the Guarantor shall not itself become subject to any merger, consolidation, or similar transaction whereby Guarantor is not the surviving entity and does not retain Control of the surviving entity.  Notwithstanding anything herein or in the other Loan Documents to the contrary, the Lender (i) acknowledges that the Guarantor is a publicly-traded entity and (ii) agrees that the (A) buying, selling, transfer, trading or issuance of stock or other securities by or of the Guarantor or any Guarantor subsidiary, (B) entry by Guarantor or any Guarantor subsidiary into a joint venture, partnership or other business entity and (C) acquisition of property or any interests in property or any entity which owns property by Guarantor or any Guarantor subsidiary is all expressly permitted by the Lender without need for further consent from, or notice to, the Lender.
11. Enforcement Costs.  Guarantor hereby agrees to pay, on written demand by Lender, all actual, out-of-pocket costs incurred by Lender in collecting any amount payable under this Guaranty or enforcing or protecting its rights under the Loan Documents, in each case whether or not legal proceedings are commenced (the “Enforcement Costs”).  Such fees and expenses shall be in addition to the Guaranteed Obligation and shall include, without limitation, costs and expenses of outside counsel, paralegals and other hired professionals, special servicing fees (including portfolio management fees), court fees, costs incurred in connection with pre-trial, trial and appellate level proceedings (including discovery and expert witnesses), costs incurred in post-judgment collection efforts or in any Bankruptcy Proceeding to the extent such costs relate to the Guaranteed Obligation or the enforcement of this Guaranty.  The Enforcement Costs incurred by Lender shall be immediately due and payable, and shall bear interest at the Default Rate from the date of disbursement until paid in full upon Lender’s written demand for payment.  This Section 11 shall survive the payment in full of the Guaranteed Obligation.
12. Set-Off Rights.  Guarantor hereby grants to Lender a security interest in, and Lender is hereby authorized at any time and from time to time, without prior notice to Guarantor (any such notice hereby being expressly waived by Guarantor), to set off and apply, any and all accounts and deposits (general or special, time or demand, provisional or final) at any time held by Lender, if any, or any branch, subsidiary, or affiliate of Lender, if any, and all other indebtedness at any time owing by Lender or any branch, subsidiary, or affiliate of Lender, to or for the credit or the account of Guarantor (including all accounts held jointly with another, but excluding any IRA or Keogh accounts, or any trust accounts for which a security interest would be prohibited by law), against any and all of the obligations of Guarantor due and payable under this Guaranty.  Such security interest may be enforced, and such right of setoff may be exercised, by Lender irrespective of whether or not Lender shall have made any demand under this Guaranty.  Lender agrees promptly to notify a Guarantor after any such setoff and application, provided that the failure to give such notice shall not affect the validity or such setoff and application.  The rights of Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.
13. Guarantor Due Diligence and Benefit.  Guarantor represents and warrants to the Lender that (a) the Loan and this Guaranty are for commercial purposes, (b) Guarantor has had adequate opportunity to review the Loan Documents, (c) Guarantor is fully aware of Obligations of Borrower thereunder and of the financial condition, assets and prospects of Borrower, and (d) Guarantor is executing and delivering this Guaranty based solely upon Guarantor’s own independent investigation of the matters contemplated by clauses (a) through (c) of this Section and in no part upon any representation, warranty or statement of the Lender with respect thereto.
14. General.  Guarantor represents and warrants to the Lender that:
(a)
Authority.  The Guarantor is a corporation duly organized and in good standing under the laws of the State of Maryland, has full power and authority to execute, deliver and perform the Obligations and has been duly authorized by all necessary  corporate action to execute and deliver this Guaranty.

(b)
Valid and Binding Obligation.  This Guaranty constitutes Guarantor’s legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent enforceability may be limited under applicable bankruptcy and insolvency laws and similar laws affecting creditors’ rights generally and to general principles of equity.

(c)
No Conflict with Other Agreement.  Guarantor’s execution, delivery and performance of this Guaranty will not (i)  result in the breach of, or conflict with, or result in the acceleration of, any obligation under any guaranty, indenture, credit facility or other instrument to which Guarantor, or any of its respective assets may be subject, or (ii) violate any order, judgment or decree to which Guarantor, or any of its respective assets are subject.

(d)
No Pending Litigation.  To the best of Guarantor’s knowledge no action, suit, proceeding or investigation, judicial, administrative or otherwise (including without limitation any reorganization, bankruptcy, insolvency or similar proceeding), currently is pending or threatened against it which, either in any one instance or in the aggregate, may have a material, adverse effect on its ability to perform its obligations under this Guaranty.

(e)	Consideration. Guarantor owns an interest in Borrower and will derive substantial benefit from the making of the Loan to Borrower.
(f)
Financial Condition.  Guarantor currently is solvent and will not be rendered insolvent by providing this Guaranty.  No material adverse change has occurred in the financial condition of Guarantor since the date of its most recent financial statements submitted to Lender, other than such changes that have been disclosed in writing to Lender and acknowledged by Lender.

15. Successors and Assigns.  This Guaranty shall inure to the benefit of the Lender and its successors and assigns.  This Guaranty shall be binding on the Guarantor and the heirs, legatees, successors and assigns of the Guarantor.  It is agreed that the liability of the Guarantor hereunder is several and independent of any other guarantees or other obligations at any time in effect with respect to the Obligations or any part thereof and that the liability of the Guarantor hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guarantees or other obligations.
16. No Waiver of Rights.  No delay or failure on the part of the Lender to exercise any right, power or privilege under this Guaranty or any of the other Loan Documents shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege shall preclude any other or further exercise thereof or the exercise of any other power or right, or be deemed to establish a custom or course of dealing or performance between the parties hereto. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.  No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstance.
17. Modification.  The terms of this Guaranty may be waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.  No amendment, modification, waiver or other change of any of the terms of this Guaranty shall be effective without the prior written consent of the Lender.
18. Joinder.  Any action to enforce this Guaranty may be brought against the Guarantor without any reimbursement or joinder of the Borrower or any other guarantor of the Obligations in such action.
19. Severability.  If any provision of this Guaranty is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, the Guarantor and the Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Guaranty and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.
20. Applicable Law.  This Guaranty and all matters arising from this Guaranty including, but not limited to, provisions related to loan charges, are governed by federal law and, to the extent not preempted by federal law, by the substantive law of the State of Illinois.
21. Modification.  This Guaranty shall not be modified, supplemented, or terminated, nor any provision hereof waived, except by a written instrument signed by the party against whom enforcement thereof is sought, and then only to the extent expressly set forth in such writing.
22. Duplicate Originals; Counterparts.  This Guaranty may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original.  This Guaranty (and each duplicate original) also may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed Guaranty even though all signatures do not appear on the same document.  Receipt of an executed signature page to this Guaranty by facsimile or other electronic transmission (including a .pdf file sent via electronic mail) shall constitute effective delivery thereof.
23. Recitals.  The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.
24. Intentionally Omitted.
25. Reliance.  The Lender would not make the Loan to the Borrower without this Guaranty.  Accordingly, Guarantor intentionally and unconditionally enters into the covenants and agreements herein and understands that, in reliance upon and in consideration of such covenants and agreements, the Loan shall be made and, as part and parcel thereof, specific monetary and other obligations have been, are being and shall be entered into which would not be made or entered into but for such reliance.
26. Waiver of Bankruptcy Stay.  Subject to all Applicable Law, Guarantor covenants and agrees that upon the commencement of a voluntary or involuntary Bankruptcy Proceeding by or against Guarantor, Guarantor shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. §105 or any other provision of the Bankruptcy Code or any other Debtor Relief Law, to stay, interdict, condition, reduce or inhibit the ability of the Lender to enforce any rights of the Lender against Guarantor by virtue of this Guaranty or otherwise.
27. Further Assurances.  Guarantor shall, upon request by Lender, execute, with acknowledgment or affidavit if required, and deliver, any and all documents and instruments reasonably required to effectuate the provisions hereof and of any other Loan Document.
28. Notices.  All notices, communications and waivers under this Guaranty shall be in writing and shall be (a) delivered in person, (b) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (c) sent by overnight express carrier, addressed in each case as follows:
To the Lender:	TCF National Bank 800 Burr Ridge Parkway Burr Ridge, IL 60527 Attn: Mikal Christopherson

With a copy to:	Polsinelli 1401 Lawrence Street, Suite 2300 Denver, CO 80202 Attn: Mike Strand, Esq.

To the Guarantor:	Global Self Storage, Inc. 11 Hanover Square, 12th Floor New York, New York 10005 Attn: Mark C. Winmill

With a copy to:	McCausland Keen + Buckman 80 W. Lancaster Avenue, 4th Floor Devon, PA 19333-1331 Attn: Andrew Maguire, Esq.

or to any other address as to any of the parties hereto, as such party shall designate in a written notice to the other parties hereto.  All notices sent pursuant to the terms of this Section shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next federal banking day immediately following the day sent, or (iii) if sent by registered or certified mail, then on the earlier of the third federal banking day following the day sent or when actually received.
29. CONSENT TO JURISDICTION.  GUARANTOR HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY GUARANTOR AND ARISING DIRECTLY OR INDIRECTLY OUT OF THIS GUARANTY SHALL BE LITIGATED IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS.  GUARANTOR HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY LENDER IN ANY OF SUCH COURTS, AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO GUARANTOR AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THIS GUARANTY.  GUARANTOR WAIVES ANY CLAIM THAT COOK COUNTY, ILLINOIS OR THE NORTHERN DISTRICT OF ILLINOIS IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE.  SHOULD GUARANTOR, AFTER BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, GUARANTOR SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY LENDER AGAINST GUARANTOR AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS.  THE EXCLUSIVE CHOICE OF FORUM FOR GUARANTOR SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND GUARANTOR HEREBY WAIVES THE RIGHT, IF ANY, TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.
30. WAIVER OF DEFENSES.  OTHER THAN CLAIMS BASED UPON THE FAILURE OF THE LENDER TO ACT IN A COMMERCIALLY REASONABLE MANNER, THE GUARANTOR WAIVES EVERY PRESENT AND FUTURE DEFENSE (OTHER THAN THE DEFENSE OF PAYMENT IN FULL), CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH THE GUARANTOR OR THE BORROWER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY LENDER IN ENFORCING THIS GUARANTY OR ANY OF THE LOAN DOCUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER GRANTING ANY FINANCIAL ACCOMMODATION TO THE BORROWER.
31. WAIVER OF JURY TRIAL.  THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY JURY OF ANY CONTROVERSY RELATED IN ANY WAY TO THIS GUARANTY, WOULD EXCEED THE TIME AND EXPENSE REQUIRED FOR A BENCH TRIAL AND HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY, AND WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE HOLDER OF THIS GUARANTY.

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IN WITNESS WHEREOF, the Guarantor has executed this Guaranty of Recourse Carve-Outs as of the date first above written.
GUARANTOR:

GLOBAL SELF STORAGE, INC.,
a Maryland corporation
By:/s/ Donald Klimoski II  s/
Name: Donald Klimoski II
Title: General Counsel

ACKNOWLEDGMENT

State of New York )
County of Kings  ) ss.:

On the 14th day of December in the year 2018 before me, the undersigned, personally appeared Donald Klimoski II, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Irene K. Kawczynski
_____________________________
Signature and Office of individual
taking acknowledgment

EXHIBIT A
FORM OF GUARANTOR COMPLIANCE CERTIFICATE
THIS GUARANTOR COVENANT COMPLIANCE CERTIFICATE (this “Certificate”) is executed and delivered pursuant to and in accordance with (a) Section 7.5(e) of that certain Loan Agreement (as amended, modified, extended or restated from time to time, the “Loan Agreement”) dated as of December 20, 2018 between SSG MILLBROOK LLC, a New York limited liability company (“SSG Millbrook”), SSG CLINTON LLC, a New York limited liability company (“SSG Clinton”), SSG FISHERS LLC, a Delaware Indiana limited liability company (“SSG Fishers”), and SSG LIMA LLC, a Delaware limited liability company (“SSG Lima”) (SSG Millbrook, SSG Clinton, SSG Fishers, and SSG Lima are individually, collectively, jointly and severally and together with each of their permitted successors and assigns referred to herein as the “Borrower”), and TCF NATIONAL BANK, a national banking association (“Lender”), and (b) that certain Guaranty of Payment dated as of December 20, 2018 by Guarantor in favor of Lender (the “Guaranty”).  All capitalized terms used in this Certificate, if not otherwise defined herein, shall have the respective meanings assigned to such terms in the Guaranty.
The undersigned hereby represents and warrants to Lender as follows:
1. Authority.  The undersigned is a duly authorized officer of the Guarantor.
2. Review.  The undersigned has reviewed (a) the financial condition of Borrower and Guarantor during the calendar period ending December 31, 20__ (the “Subject Fiscal Period”), and (b) the Guaranties, the Loan Agreement, and the other Loan Documents.
3. Financial Statements.  The financial statements of each Guarantor (1) were prepared in accordance with GAAP applied on a consistent basis or in accordance with such other principles or methods as are reasonably acceptable to Lender, (2) fairly present such Guarantor’s financial condition, (3) show all material liabilities, direct and contingent, (4) fairly present the results of such Guarantor’s operations, and (5) disclose the existence of any hedge and/or off-balance sheet transactions.  All of such financial information is true and correct as of the last day of the Subject Fiscal Period (unless another date or a specific time period is stated).
4. Compliance.  Based upon my review of the financial condition of the Guarantor, the Loan Agreement, Guaranties and other Loan Documents, and the other information and documents described in Paragraph 2 above, Guarantor has observed, performed and fulfilled the obligations and covenants of Guarantor contained in the Guaranties, the Loan Agreement and the other Loan Documents through the date hereof, and Guarantor is in compliance with Guarantor’s Financial Covenants set forth in the Loan Agreement and the Guaranties with respect to the Subject Fiscal Period, including, but not limited to, the following:
(a)	the Guarantor owns solely in its own name Liquid Assets having a value of not less than $1,000,000.00, determined annually on December 31;
(b)	the Guarantor maintains a Total Liabilities to Total Equity Ratio of not greater than 1.00 to 1.00, determined annually on December 31; and
(c)	the Guarantor maintains an Interest Coverage Ratio of not less than 1.75 to 1.00, determined annually on December 31.
All information required in support of such calculation is attached hereto.

Dated:  _____________________, 20____

By:
Name:
Title: